Exhibit 4.21

EXECUTION VERSION

SECOND LIEN INTERCREDITOR AGREEMENT

This SECOND LIEN INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of October 27, 2010, and entered into by and among:

1.            INTERACTIVE NETWORK, INC., a Nevada corporation (“INI”), and FRIENDFINDER NETWORKS INC., a Nevada corporation (“FFN” and together with INI, the “Issuers”),

2.           EACH SUBSIDIARY OF THE ISSUERS THAT EXECUTES THIS AGREEMENT OR A JOINDER HERETO (collectively with the Issuers, the “Obligors”),

3.           U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), not individually but solely in its capacity as Cash Pay Second Lien Trustee (as defined below) and as collateral agent for Cash Pay Second Lien Claimholders (as defined below), including its successors and assigns from time to time (in such capacity, the “Cash Pay Second Lien Collateral Agent”), and

4.           U.S. BANK, not individually but solely in its capacity as Non-Cash Pay Second Lien Trustee (as defined below) and as collateral agent for Non-Cash Pay Second Lien Claimholders (as defined below), including its successors and assigns from time to time (in such capacity, the “Non-Cash Pay Second Lien Collateral Agent”).

RECITALS

A.           This Agreement is being entered into in connection with:

(i)           the Cash Pay Second Lien Indenture (as it may be amended from time to time in accordance with the terms of this Agreement, “Cash Pay Second Lien Indenture”) of even date herewith among the Issuers, the “Guarantors” defined therein and party thereto (herein the “Cash Pay Second Lien Guarantors”) and U.S. Bank, as “Trustee” defined therein and party thereto (including its successors, the “Cash Pay Second Lien Trustee”); and

(iii)         the Non-Cash Pay Second Lien Indenture (as it may be amended from time to time in accordance with the terms of this Agreement, “Non-Cash Pay Second Lien Indenture”) of even date herewith among the Issuers, the “Guarantors” defined therein and party thereto (herein the “Non-Cash Pay Second Lien Guarantors”) and U.S. Bank, as “Trustee” defined therein and party thereto (including its successors, the “Non-Cash Pay Second Lien Trustee”).

B.           Pursuant to the Cash Pay Second Lien Indenture:

(i)             the Cash Pay Second Lien Trustee has been appointed the Cash Pay Second Lien Collateral Agent for the Cash Pay Second Lien Obligations (as defined below);

(ii)            the Cash Pay Second Lien Guarantors have guarantied (the “Cash Pay Second Lien Guaranty”) the full payment and performance of the Cash Pay Second Lien Obligations; and

(iii)           the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent are authorized and directed by the holders of the Cash Pay Second Lien Obligations to enter into this Agreement and bind such holders.

C.           Pursuant to the Non-Cash Pay Second Lien Indenture:

(i)            the Non-Cash Pay Second Lien Trustee has been appointed the Non-Cash Pay Second Lien Collateral Agent for the Non-Cash Pay Second Lien Obligations (as defined below);

(ii)           the Non-Cash Pay Second Lien Guarantors have guarantied (the “Non-Cash Pay Second Lien Guaranty”) the full payment and performance of the Non-Cash Pay Second Lien Obligations; and

(iii)          the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent are authorized and directed by the holders of the Non-Cash Pay Second Lien Obligations to enter into this Agreement and bind such holders.

D.           The Obligations defined in the Cash Pay Second Lien Indenture, including the obligations of the Cash Pay Second Lien Guarantors under the Cash Pay Second Lien Guaranty and including, without limitation, interest and fees that accrue after the commencement of an Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Cash Pay Second Lien Obligations”), are secured by the liens and security interests granted under the Security Documents defined in the Cash Pay Second Lien Indenture (collectively herein, the “Cash Pay Second Lien Security Agreements”) and under the Non-Cash Pay Security Agreements (as defined below).

E.           The Obligations defined in the Non-Cash Pay Second Lien Indenture, including the obligations of the Non-Cash Pay Second Lien Guarantors under the Non-Cash Pay Second Lien Guaranty and including, without limitation, interest and fees that accrue after the commencement of an Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (the “Non-Cash Pay Second Lien Obligations”) are secured by the liens and security interests granted under the Security Documents defined in the Non-Cash Pay Second Lien Indenture (the “Non-Cash Pay Security Agreements”).

F.           The holders of Cash Pay Second Lien Obligations from time to time, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent, and their respective successors and assigns, are collectively referred to as the “Cash Pay Second Lien Claimholders” and each without differentiation as a “Cash Pay Second Lien Claimholder.”

G.           The holders of Non-Cash Pay Second Lien Obligations from time to time, the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent, and their respective successors and assigns, are collectively referred to as (i) the “Non-Cash Pay Second Lien Claimholders” and each without differentiation as a “Non-Cash Pay Second Lien Claimholder” ).

H.           In order to induce the Cash Pay Second Lien Claimholders to purchase the securities offered under the Cash Pay Second Lien Indenture and the Non-Cash Pay Second Lien Claimholders to purchase the securities offered under the Non-Cash Pay Second Lien Indenture, the Cash Pay Second Lien Claimholders have agreed to subordinate their right to take Enforcement Action under the Cash Pay Second Lien Collateral Documents until the prior Payment in Full of the Non-Cash Pay Second Lien Obligations on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                      Definitions.

1.1           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given them in the Non-Cash Pay Second Lien Indenture.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Second Lien Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Pay Payments” means any payment of principal, premium, if any, interest, Additional Amounts (as defined in the Cash Pay Second Lien Indenture), if any, and fees pursuant to the Cash Pay Second Lien Indenture, which are payable until the Discharge of Non-Cash Pay Second Lien Obligations and payable to the Cash Pay Second Lien Claimholders in an amount not to exceed their Pro Rata Share so long as the source of funds for each such payment does not constitute proceeds of Collateral in connection with the exercise of any Enforcement Action undertaken by the Cash Pay Second Lien Collateral Agent or any Cash Pay Second Lien Claimholder.

“Cash Pay Second Lien Claimholders” has the meaning set forth in the Recitals.

“Cash Pay Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted pursuant to a Cash Pay Lien Collateral Document as security for any Cash Pay Second Lien Obligations.

“Cash Pay Second Lien Collateral Agent” has the meaning assigned to that term in the Preamble hereto.

“Cash Pay Second Lien Collateral Documents” means the Cash Pay Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Cash Pay Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Cash Pay Second Lien Guarantors” has the meaning set forth in the Recitals.

“Cash Pay Second Lien Indenture” has the meaning set forth in the Recitals.

“Cash Pay Second Lien Note Documents” means the Cash Pay Second Lien Indenture (including the Cash Pay Second Lien Guaranty), the Cash Pay Second Lien Securities, the Cash Pay Second Lien Collateral Documents and the other agreements, documents and instruments providing for or evidencing any other Cash Pay Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Cash Pay Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Cash Pay Second Lien Obligations” means the Obligations (as defined in the Cash Pay Second Lien Indenture) in respect of the Cash Pay Second Lien Securities.

“Cash Pay Second Lien Securities” means the Securities (as defined in the Cash Pay Second Lien Indenture).

“Cash Pay Second Lien Trustee” has the meaning assigned to that term in the Recitals.

“Collateral” means all of the Non-Cash Pay Second Lien Collateral and Cash Pay Second Lien Collateral.

“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Tangible Chattel Paper, Negotiable Documents and Investment Property (each as defined in the Uniform Commercial Code).

“Discharge of Non-Cash Pay Second Lien Obligations” means the Non-Cash Pay Second Lien Obligations being Paid in Full, notice of which will be given pursuant to Section 1.4.

“Enforcement Action” means an action under applicable law to

(a)                      foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Cash Pay Second Lien Note Documents or the Non-Cash Pay Second Lien Note Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(b)solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral,

(c)                      to receive a transfer of Collateral in satisfaction of Indebted obligation secured thereby,

(d)                      to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Cash Pay Second Lien Note Documents or the Non-Cash Pay Second Lien Note Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), or

(e)                      effect the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the Cash Pay Second Lien Note Documents or the Non-Cash Pay Second Lien Note Documents with the consent of the Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Collateral Agent, as applicable, provided that “Enforcement Action” will be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Issuers and each Guarantor that has executed and delivered, or may from time to time hereafter execute and deliver, a Cash Pay Second Lien Collateral Document or a Non-Cash Pay Second Lien Collateral Document.

“Guarantor” means each subsidiary or affiliate of any Issuer that executes the Cash Pay Second Lien Indenture or a joinder thereto as a Cash Pay Second Lien Guarantor thereunder or the Non-Cash Pay Second Lien Indenture or a joinder thereto as a Non-Cash Pay Second Lien Guarantor.

“Insolvency Proceeding” means as to any Obligor (i) any proceeding, voluntary case or involuntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Obligor or for any substantial part of its property or (ii) shall make a general assignment for the benefit of creditors.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Issuers, each Subsidiary of the Issuers that executed a signature page or joinder thereto and U.S. Bank, not individually but in its capacity as Senior Lien Trustee (as defined therein), Cash Pay Second Lien Trustee, collateral agent for the Cash Pay Second Lien Claimholders, Second Lien Trustee (as defined therein) and as collateral agent for the Second Lien Claimholders, including its successors and assigns from time to time.

“Issuers” has the meaning assigned to that term in the Preamble hereto.

“Non-Cash Pay Second Lien Claimholders” has the meaning set forth in the Recitals.

“Non-Cash Pay Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted pursuant to a Non-Cash Pay Lien Collateral Document as security for any Non-Cash Pay Second Lien Obligations or for any Cash Pay Second Lien Obligations.

“Non-Cash Pay Second Lien Collateral Agent” has the meaning assigned to that term in the Preamble hereto.

“Non-Cash Pay Second Lien Collateral Documents” means the Non-Cash Pay Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Non-Cash Pay Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Non-Cash Pay Second Lien Guarantors” has the meaning set forth in the Recitals.

“Non-Cash Pay Second Lien Indenture” has the meaning set forth in the Recitals.

“Non-Cash Pay Second Lien Maturity Date” means, for purposes of this Agreement, April 30, 2014 or if a Non-Cash Pay Second Lien Refinancing has occurred, the maturity date set forth therein (it being understood that the occurrence for any reason of the “Maturity Date” as defined in the Non-Cash Pay Second Lien Indenture prior to April 30, 2014 or, if a Non-Cash Pay Second Lien Refinancing has occurred, prior to the occurrence of the maturity date set forth therein shall not, in each case, alter the Non-Cash Pay Second Lien Maturity Date as such definition is used in this Agreement).

“Non-Cash Pay Second Lien Note Documents” means the Non-Cash Pay Second Lien Indenture (including the Non-Cash Pay Second Lien Guaranty), the Non-Cash Pay Second Lien Securities, the Non-Cash Pay Second Lien Collateral Documents and the other agreements, documents and instruments providing for or evidencing any other Non-Cash Pay Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Non-Cash Pay Second Lien Obligations, as the same may be modified from time to time pursuant hereto.

“Non-Cash Pay Second Lien Obligations” means the Obligations (as defined in the Non-Cash Pay Second Lien Indenture) in respect of the Non-Cash Pay Second Lien Securities.

“Non-Cash Pay Second Lien Refinance” means, in respect of the Non-Cash Pay Second Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, the Non-Cash Pay Second Lien Obligations in whole or in part subject to the limitations set forth in the Intercreditor Agreement.  “Non-Cash Pay Second Lien Refinanced” and “Non-Cash Pay Second Lien Refinancing” shall have correlative meanings.

“Non-Cash Pay Second Lien Securities” means the Securities (as defined in the Non-Cash Pay Second Lien Indenture).

“Non-Cash Pay Second Lien Trustee” has the meaning assigned to that term in the Recitals.

“Obligors” has the meaning assigned to that term in the Preamble hereto.

“Paid in Full” and “Payment in Full” each mean, subject to Section 6.5, the occurrence of the indefeasible payment in full in cash and performance of all Non-Cash Pay Second Lien Obligations.  For avoidance of doubt, any termination of rights and remedies of Non-Cash Pay Second Lien Claimholders that is provided for in this Agreement upon Payment in Full shall be subject to the continuing effectiveness of Section 8.18 of this Agreement.

“Permitted Refinancing” means a Refinancing that does not result in the aggregate principal amount of such Refinancing debt exceeding the sum of (a) the aggregate principal amount of the Non-Cash Pay Second Lien Securities then outstanding plus an additional two percent (2%) together with any unpaid and accrued interest on the Non-Cash Pay Second Lien Securities and (b) reasonable and customary fees and expenses incurred in connection with such Refinancing, including, without limitation, fees and expenses of counsel, investment banks and other advisors.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pro Rata Share” shall mean, for any holder of Cash Pay Second Lien Obligations or any holder of Non-Cash Pay Second Lien Obligations, as applicable, the percentage obtained by dividing the aggregate outstanding principal amount of such holder’s Cash Pay Second Lien Securities or Non-Cash Pay Second Lien Securities, as the case may be, by the aggregate outstanding principal amount of all Non-Cash Pay Second Lien Securities and Cash Pay Second Lien Securities.

“Recovery” has the meaning set forth in Section 8.18 hereof.

“Refinance” means, in respect of the Non-Cash Pay Second Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, the Non-Cash Pay Second Lien Obligations in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Claimholders” has the meaning set forth in the Non-Cash Pay Second Lien Indenture.

“Second Lien Collateral Documents” means the Second Lien Security Agreements and any other mortgage, lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Obligations” means the Cash Pay Second Lien Obligations together with the Non-Cash Pay Second Lien Obligations.

“Senior Lien Indenture” means that indenture entered into by and among the Issuers, each subsidiary of the Issuer that executes this Agreement or a joinder hereto and U.S. Bank National Association, as trustee (as it may be amended, modified, supplemented or restated from time to time).

“Senior Lien Securities” means the Securities (as defined in the Senior Lien Indenture).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3           Relationship Among Claimholders in each Tranche.  The terms and provisions of this Agreement shall not be binding on the parties hereto until the obligations of the Senior Lien Holders are satisfied in full.  This Agreement shall not govern the relationship of the Senior Lien Holders and the Cash Pay Second Lien Claimholders as among themselves or the relationship of the Senior Lien Holders and the Non-Cash Pay Second Lien Claimholders as among themselves, which relationships shall be governed by the provisions of the Senior Lien Note Documents, Cash Pay Second Lien Note Documents and the Non-Cash Pay Second Lien Note Documents, as applicable.

1.4           Notice of Payment in Full.  Promptly, and in any event within three business days, after the receipt of written notice by Non-Cash Pay Second Lien Claimholders of Payment in Full of the Non-Cash Pay Second Lien Obligations, the Non-Cash Pay Second Lien Collateral Agent shall provide written notice to the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent that the Discharge of Non-Cash Pay Second Lien Obligations has occurred.

Section 2.                      Lien Priorities.

2.1           Relative Priorities.  Subject to Section 6.3(a) of this Agreement, notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing either the Cash Pay Second Lien Obligations or the Non-Cash Pay Secured Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the provisions of either the Cash Pay Second Lien Note Documents, the Non-Cash Pay Second Lien Note Documents or any other circumstance whatsoever (including, without limitation, the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, or the fact that the Liens securing the Cash Pay Second Lien Obligations and the Liens securing the Non-Cash Pay Second Lien Obligations are at any time (x) subordinated to any Lien securing any obligation of any Person or to any Indebtedness in favor of any Person (including without limitation, the Indebtedness held by the Senior Lien Holders)  or (y) otherwise subordinated, voided, avoided, invalidated or lapsed), the Cash Pay Second Lien Claimholders together with the Non-Cash Pay Second Lien Claimholders hereby agree that:  (a) until such time prior to the date when all Non-Cash Pay Obligations are Paid in Full, the Liens on the Collateral securing any Cash Pay Second Lien Obligations and the Liens on the Collateral securing any Non-Cash Pay Second Lien Obligations now or hereafter held by or on behalf of the Cash Pay Second Lien Collateral Agent, any Cash Pay Second Lien Claimholders, the Non-Cash Pay Second Lien Collateral Agent, any Non-Cash Pay Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects; and (b) following such time after the date when all Non-Cash Pay Second Lien Obligations are Paid in Full by, any Lien on the Collateral now or thereafter held by or on behalf of any Cash Pay Second Lien Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Collateral securing any other obligations (other than Permitted Liens).  As a result of the agreement that the Liens securing the Cash Pay Second Lien Obligations and the Non-Cash Pay Second Lien Obligations are to be equal in priority, the parties hereto have agreed on a procedure whereby the Non-Cash Pay Second Lien Collateral Agent would undertake Enforcement Actions under the Non-Cash Pay Second Lien Collateral Documents.  In consideration for this agreement, the parties hereto have agreed that the Non-Cash Pay Second Lien Collateral Documents would secure both the Cash Pay Second Lien Obligations and the Non-Cash Pay Second Lien Obligations and that all proceeds of Enforcement Actions undertaken by or on behalf of the Non-Cash Pay Second Lien Collateral Agent would be distributed on a pari passu basis to the Cash Pay Second Lien Claimholders and the Non-Cash Pay Second Lien Claimholders in accordance with their then Pro Rata Share.

2.2           Prohibition on Contesting Liens.  Each of the Cash Pay Second Lien Collateral Agent, for itself and on behalf of each Cash Pay Second Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of, the Non-Cash Pay Second Lien Collateral Agent or any Non-Cash Pay Second Lien Claimholder to enforce this Agreement, including the priority status of the Liens securing the Cash Pay Second Lien Obligations and the Non-Cash Pay Second Lien Obligations as provided in Sections 2.1 and 3, and release of the Liens encumbering the Cash Pay Second Lien Collateral as provided in Section 6.1.

2.3           No New Liens.  So long as the Discharge of Non-Cash Pay Second Lien Obligations has not occurred, the parties hereto agree that the Issuers shall not, and shall not permit any Guarantor to, grant or permit any additional Liens on any asset or property (a) to secure any Cash Pay Second Lien Obligation unless it has granted a Lien on such asset or property to secure the Non-Cash Pay Second Lien Obligations or (b) to secure any Non-Cash Pay Second Lien Obligation unless it has granted a Lien on such asset or property to secure the Cash Pay Second Lien Obligations.

Section 3.                      Enforcement.

3.1           Exercise of Remedies.

(a)           Whether or not any Insolvency Proceeding has been commenced by or against any Issuer or any other Grantor:

(i)           Until the Discharge of the Non-Cash Pay Second Lien Obligations, the Cash Pay Second Lien Claimholders will not otherwise exercise or seek to exercise any Enforcement Action under any Cash Pay Second Lien Note Collateral Document  (for avoidance of doubt, no such action may be taken by or on behalf of any Cash Pay Second Lien Claimholder against any Issuer or any Cash Pay Second Lien Guarantor, nor may any payment be received therefrom (except the Cash Pay Payments) until the Discharge of Non-Cash Pay Second Lien Obligations has occurred); provided, however, that, for the avoidance of doubt, the foregoing is not intended to preclude (i) any Cash Pay Second Lien Claimholder from receiving scheduled interest payments including by imposing a default rate of interest if such rate may otherwise be imposed under any Cash Pay Second Lien Note; or (ii) accelerating the Cash Pay Second Lien Obligations or pursuing any action permitted in Section 6.8.

(ii)           Except to the extent permitted in Section 6.8 of this Agreement, no Cash Pay Second Lien Claimholder will at any time (a) contest, protest or object to any Enforcement Action brought by the Non-Cash Pay Second Lien Collateral Agent or any Non-Cash Pay Second Lien Claimholder, or (b) contest, protest or object to the forbearance by the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders from bringing or pursuing any Enforcement Action against any Issuer or Guarantor, in each case so long as the respective interests of the Cash Pay Second Lien Claimholders attach to the proceeds of foreclosure proceedings against the Collateral, subject to the relative priorities described in Section 2.1 hereof; and

(iii)           Until the Discharge of Non-Cash Pay Second Lien Obligations, but subject to the rights of the Cash Pay Second Lien Claimholders to make demand for and receive Cash Pay Payments, the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders shall have the exclusive right to take any Enforcement Action (including set-off but including the right to credit bid their debt) and as part of such Enforcement Actions make determinations regarding the release, disposition or restrictions with respect to the Collateral without any consultation with or the consent of the Cash Pay Second Lien Claimholders; provided, however, that (1) in any Insolvency Proceeding commenced by or against the Issuers or any other Grantor, any Cash Pay Second Lien Claimholder may file a proof of claim or statement of interest with respect to the Cash Pay Second Lien Obligations, (2) the Cash Pay Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Cash Pay Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (3) the Cash Pay Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, and (4) the Cash Pay Second Lien Claimholders shall be entitled to file other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Cash Pay Second Lien Obligations and the Collateral.

The foregoing shall not in any way limit or impair the right of the Cash Pay Second Lien Claimholders from bidding for and purchasing Collateral in cash at any private or judicial foreclosure upon such Collateral initiated by the Non-Cash Pay Second Lien Collateral Agent.

(b)           In exercising any Enforcement Action at any time, the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders may at any time enforce the provisions of the Non-Cash Pay Second Lien Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)           Until the Discharge of Non-Cash Pay Second Lien Obligations and whether or not any Insolvency Proceeding has been commenced by or against any Issuer or any other Grantor, the Cash Pay Second Lien Claimholders agree that they will share in or receive any Collateral, together with any proceeds of Collateral in connection with the exercise of any right or remedy (including set off) with respect to any Collateral on a pari passu basis with the Non-Cash Pay Second Lien Claimholders based on their respective Pro Rata Share and shall not otherwise take any Enforcement Action.

(d)           Without waiving any of their rights to take the actions permitted in Section 6.8 of this Agreement at any time, the Cash Pay Second Lien Claimholders (i) agree not to take any Enforcement Action, and (ii) hereby waive any and all rights they may have to object to the manner in which the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders seek to enforce the Liens granted in any of the Non-Cash Pay Second Lien Collateral, regardless of whether any action or failure to act by or on behalf of the Non-Cash Pay Second Lien Collateral Agent or Non-Cash Pay Second Lien Claimholders is adverse to the interest of the Cash Pay Second Lien Claimholders.

(e)           All Enforcement Actions of the Non-Cash Pay Second Lien Claimholders taken by them or on their behalf shall be subject to the requirement that such Enforcement Action on the part of the Non-Cash Pay Second Lien Claimholders is commercially reasonable under the circumstances and in compliance with applicable law.  All actions of the Non-Cash Pay Second Lien Claimholders shall be presumed to be commercially reasonable for all purposes hereunder unless and until a contrary determination is made by final, non-appealable order of a court of competent jurisdiction.

(f)           Each Cash Pay Second Lien Claimholder hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Cash Pay Second Lien Collateral Documents or any other Cash Pay Second Lien Note Document shall be deemed to restrict in any way the rights and remedies of the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders with respect to the Collateral as set forth in this Agreement and the Non-Cash Pay Second Lien Collateral Documents.

3.2           Cooperation.  Until the Discharge of Non-Cash Pay Second Lien Obligations, but subject to (A) the rights of the Cash Pay Second Lien Claimholders to make demand for and receive Cash Pay Payments and (B) the Cash Pay Second Lien Claimholders’ rights under Section 3.3 and Section 6.8, the Cash Pay Second Lien Claimholders agree that they will not commence, or join with any Person in commencing, any Enforcement Action (including, without limitation, in any Insolvency Proceeding) with respect to any Lien held by them under the Cash Pay Second Lien Collateral Documents.  Following the Discharge of Non-Cash Pay Second Lien Obligations, the Non-Cash Pay Second Lien Collateral Agent shall reasonably promptly execute documents and take other steps that Non-Cash Pay Second Lien Collateral Agent determines to be reasonably necessary, at the expense of the Grantors, to transfer to the Cash Pay Second Lien Claimholders all deposit account control agreements and other similar Non-Cash Pay Second Lien Collateral Documents in which the Cash Pay Second Lien Claimholders have a residual interest for continuing perfection of heretofore shared Liens.

    3.3           Second Lien Claimholder Right to Declare Default.  Strictly subject to the restrictions against Enforcement Action imposed upon the Cash Pay Second Lien Claimholders in this Agreement, the Non-Cash Pay Second Lien Claimholders acknowledge and agree that, whether or not the Discharge of Non-Cash Pay Second Lien Obligations has occurred, nothing set forth in this Agreement is intended to prohibit the Cash Pay Second Lien Claimholders from declaring the occurrence of, and notifying any Issuer or any Cash Pay Second Lien Guarantor of the occurrence of, a “Default” or an “Event of Default” under the Cash Pay Second Lien Note Documents and imposing a default rate of interest that is payable in kind or from accelerating the Cash Pay Second Lien Obligations.

3.4           Reciprocal Delivery of Notices and Demands.  Non-Cash Pay Second Lien Claimholders and Cash Pay Second Lien Claimholders each hereby agree that any formal written (i) notice of the occurrence and continuance of a “Default” or “Event of Default” under the Non-Cash Pay Second Lien Note Documents or the Cash Pay Second Lien Note Documents, as applicable, (ii) demand for payment or performance under the Non-Cash Pay Second Lien Note Documents or the Cash Pay Second Lien Note Documents, as applicable, (iii) forbearance in respect of a “Default” or “Event of Default” under the Non-Cash Pay Second Lien Note Documents or the Cash Pay Second Lien Note Documents, as applicable, or (iv) waiver of a “Default” or “Event of Default” under the Non-Cash Pay Second Lien Note Documents or the Cash Pay Second Lien Note Documents, as applicable, that is delivered to any Issuer or Guarantor shall also be substantially concurrently delivered to the Non-Cash Pay Second Lien Trustee, Non-Cash Pay Second Lien Collateral Agent, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent as applicable.  For avoidance of doubt, the failure of Non-Cash Pay Second Lien Claimholders or Cash Pay Second Lien Claimholders, as applicable, to make such substantially concurrent delivery to the Non-Cash Pay Second Lien Trustee, the Non-Cash Pay Second Lien Collateral Agent, the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent shall not invalidate such writing as to the Issuers or any Guarantor.  Delivery of a  notice under Section 3.4 of the Intercreditor Agreement constitutes a delivery of a comparable notice under this Section 3.4.

Section 4.                      [Reserved.]

Section 5.                      [Reserved.]

Section 6.                      Other Agreements.

6.1           Releases.

(a)           If, in connection with the exercise of any Enforcement Action by the Non-Cash Pay Second Lien Collateral Agent, the Non-Cash Pay Second Lien Collateral Agent, on behalf of the Non-Cash Pay Second Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guaranty of the Non-Cash Pay Second Lien Obligations, in each case other than in connection with the Discharge of Non-Cash Pay Second Lien Obligations, then the Liens, if any, of the Cash Pay Second Lien Claimholders on such Collateral, including real property Collateral, and the obligations of such Guarantor under its guaranty of the Non-Cash Pay Second Lien Obligations, shall be automatically, unconditionally and simultaneously released to the same extent as released by the Non-Cash Pay Second Lien Collateral Agent, and the Cash Pay Second Lien Collateral Agent, promptly upon the request of the Non-Cash Pay Second Lien Collateral Agent, shall execute and deliver to the Non-Cash Pay Second Lien Collateral Agent or Issuers or such Guarantor such termination statements, reconveyances of mortgage, releases and other documents as the Non-Cash Pay Second Lien Collateral Agent or Issuers or Guarantor may request to effectively confirm such release.

(b)           Until the Discharge of Non-Cash Pay Second Lien Obligations occurs, the Cash Pay Second Lien Claimholders hereby irrevocably constitute and appoint the Non-Cash Pay Second Lien Collateral Agent and any officer or agent of the Non-Cash Pay Second Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Cash Pay Second Lien Claimholders or such holders or in the Non-Cash Pay Second Lien Collateral Agent’s own name, from time to time in the Non-Cash Pay Second Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 6.1, to take any and all appropriate action and to execute any and all documents and instruments, including without limitation reconveyances of Mortgages, which may be necessary to accomplish the purposes of this Section 6.1, including any endorsements or other instruments of transfer or release.  This power of attorney is coupled with an interest and is irrevocable.

(c)           Until the Discharge of Non-Cash Pay Second Lien Obligations occurs, the Cash Pay Second Lien Note Documents shall be deemed for all purposes to permit any Disposition of Collateral, including all or substantially all of the Collateral, so long as the proceeds of such Collateral are used solely to pay or prepay the Non-Cash Pay Second Lien Obligations and the Cash Pay Second Lien Obligations on a pari passu basis in accordance with the applicable respective Pro Rata Shares if the Non-Cash Pay Second Lien Claimholders have initiated an Enforcement Action.

(d)           Until the Discharge of Non-Cash Pay Second Lien Obligations occurs, to the extent that the Non-Cash Pay Second Lien Collateral Agent or Non-Cash Pay Second Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guaranties from Grantors, then the Cash Pay Second Lien Claimholders shall be granted a pari passu priority lien on any such Collateral.

(e)           The Non-Cash Pay Second Lien Claimholders agree that all actions taken by them in respect of a disposition of Collateral, whether consensually or by foreclosure, shall be subject to the commercial reasonableness requirement to the extent set forth in Section 3.1(e) of this Agreement.

6.2           Insurance.  Unless and until the Discharge of Non-Cash Pay Second Lien Obligations has occurred, the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Pay Second Lien Collateral Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of Non-Cash Pay Second Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the Non-Cash Pay Second Lien Collateral Agent for the benefit of the Non-Cash Pay Second Lien Claimholders on the one hand and the Cash Pay Second Lien Collateral Agent for the benefit of the Cash Pay Second Lien Claimholders on the other hand all in accordance with their Pro Rata Share, pursuant to the terms of the Non-Cash Pay Second Lien Note Documents and the Cash Pay Second Lien Note Documents, to the extent no Non-Cash Pay Second Lien Obligations are outstanding, and subject to the rights of the Grantors under the Cash Pay Second Lien Collateral Documents, to the Cash Pay Second Lien Claimholders to the extent required under the Cash Pay Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of Non-Cash Pay Second Lien Obligations has occurred, if any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, they shall pay such proceeds or of any award or payment over to the Non-Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Collateral Agent on a Pro Rata Share basis.  For the avoidance of doubt, until the Discharge of Non-Cash Pay Second Lien Obligations occurs, the proceeds from Collateral (including proceeds received from an insurance policy or any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation whether in the ordinary course of a Grantor’s business or otherwise)) shall be applied pursuant to the terms of the Non-Cash Pay Second Lien Indenture and the Cash Pay Second Lien Indenture between the Non-Cash Pay Second Lien Claimholders and the Cash Pay Second Lien Claimholders on a pari passu basis pursuant to the applicable Pro Rata Shares in any such proceeds unless otherwise applied in accordance with the respective terms of the Cash Pay Second Lien Indenture and Non-Cash Pay Second Lien Indenture.

6.3           Amendments to Non-Cash Pay Second Lien Note Documents and Cash Pay Second Lien Note Documents; Refinancing of the Non-Cash Pay Second Lien Obligations and Cash Pay Second Lien Obligations.

(a)           The Non-Cash Pay Second Lien Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Non-Cash Pay Second Lien Indenture may be Refinanced, in each case, without the consent of the Cash Pay Second Lien Claimholders except as expressly provided in this Agreement to the extent permitted by with respect to any Refinanced Non-Cash Pay Second Lien Obligations, the Non-Cash Pay Second Lien Claimholders shall have the same rights and obligations vis-à-vis the Cash Pay Second Lien Claimholders as it currently has with respect to the Non-Cash Pay Second Lien Obligations under this Agreement.  The collateral agent under such Refinancing debt shall execute a joinder agreement pursuant to Section 6.5 of this Agreement.

(b)           The Cash Pay Second Lien Note Documents may be amended, supplemented or otherwise modified or entered into in accordance with the terms of this Agreement.

(c)           No amendment by the Cash Pay Second Lien Claimholders of any Cash Pay Second Lien Note Document shall apply to any of the Non-Cash Pay Second Lien Note Documents.  No waiver, consent or amendment by the Cash Pay Second Lien Claimholders of any covenant or condition under the Cash Pay Second Lien Note Documents, nor any waiver by the Cash Pay Second Lien Claimholders of a breach under the Cash Pay Second Lien Note Documents, shall act as a waiver of, or otherwise cure, any cross default arising under the Non-Cash Pay Second Lien Note Documents, and any such cross default under the Non-Cash Pay Second Lien Note Documents shall constitute a continuing Event of Default under the Non-Cash Pay Second Lien Note Documents until waived by the Non-Cash Pay Second Lien Claimholders pursuant to the Non-Cash Pay Second Lien Indenture.

(d)           No amendment by the Non-Cash Pay Second Lien Claimholders of any Non-Cash Pay Second Lien Note Document shall apply to any of the Cash Pay Second Lien Note Documents.  No waiver, consent or amendment by the Non-Cash Pay Second Lien Claimholders of any covenant or condition under the Non-Cash Pay Second Lien Note Documents, nor any waiver by the Non-Cash Pay Second Lien Claimholders of a breach under the Non-Cash Pay Second Lien Note Documents, shall act as a waiver of, or otherwise cure, any cross default arising under the Cash Pay Second Lien Note Documents, and any such cross default under the Cash Pay Second Lien Note Documents shall constitute a continuing Event of Default under the Cash Pay Second Lien Note Documents until waived by the Cash Pay Second Lien Claimholders pursuant to the Cash Pay Second Lien Indenture.

(e)           The Cash Pay Second Lien Claimholders agree that each Cash Pay Second Lien Security shall include the following legend or language (or language to similar effect approved by the Non-Cash Pay Second Lien Collateral Agent), and shall be surrendered for application of such legend thereto:

 “This Security is strictly subject to the provisions of the Second Lien Intercreditor Agreement dated as of October 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Interactive Network, Inc., a Nevada corporation, Friendfinder Networks Inc., a Nevada corporation (“FFN”), each subsidiary of FFN that executed the Intercreditor Agreement or a joinder thereto and U.S. Bank National Association (“U.S. Bank”), in its capacity as Non-Cash Pay Second Lien Trustee and Non-Cash Pay Second Lien Collateral Agent, U.S. Bank in its capacity as Cash Pay Second Lien Trustee and Cash Pay Second Lien Trustee, including, their respective successors and assigns from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security, the terms of the Intercreditor Agreement shall govern and control.”

6.4           Bailee for Perfection.  The Non-Cash Pay Collateral Agent agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) for the benefit of the Second Lien Claimholders and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section.  The Non-Cash Pay Second Lien Collateral Agent shall have the sole and exclusive right and authority to take any action with respect to the Control Collateral until the Discharge of Non-Cash Pay Second Lien Obligations shall have occurred and no Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the Non-Cash Pay Second Lien Collateral Agent in any respect.  The rights of the Second Lien Claimholders in the Control Collateral shall at all times be subject to the terms of this Agreement.  The Non-Cash Pay Second Lien Collateral Agent shall not have by reason of the Second Lien Note Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder.  Upon the Discharge of Non-Cash Pay Second Lien Obligations, the Non-Cash Pay Second Lien Collateral Agent shall deliver to the Cash Pay Second Lien Claimholders or their designee the Control Collateral together with any necessary endorsements (or otherwise allow Cash Pay the Second Lien Claimholders to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct.

6.5           Refinancing of Non-Cash Pay Second Lien Obligations; Joinder of New Agent.  If at any time the Issuers, substantially concurrently with the Discharge of Non-Cash Pay Second Lien Obligations, enter into a Permitted Refinancing, then such Discharge of Non-Cash Pay Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Permitted Refinancing shall automatically be treated as Non-Cash Pay Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Non-Cash Pay Second Lien Collateral Agent under such Non-Cash Pay Second Lien Note Documents shall be the Non-Cash Pay Second Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice stating that the Issuers have entered into a new Non-Cash Pay Second Lien Note Document pursuant to a  Permitted Refinancing (which notice shall include the identity of the new collateral agent, such collateral agent, the “New Non-Cash Pay Second Lien Collateral Agent”), and upon payment to them of any fees due to them as a result of the Permitted Refinancing as contemplated in the definition thereof, the Cash Pay Second Lien Claimholders shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Issuers or such New Non-Cash Pay Second Lien Collateral Agent shall reasonably request in order to provide to the New Non-Cash Pay Second Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Non-Cash Pay Second Lien Collateral Agent any pledged Collateral then held by them together with any necessary endorsements (or otherwise allow the New Non-Cash Pay Second Lien Collateral Agent to obtain control of such pledged Collateral).  The New Non-Cash Pay Second Lien Collateral Agent shall agree to be bound by the terms of this Agreement.  If the new Non-Cash Pay Second Lien Obligations under the new Non-Cash Pay Second Lien Note Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Cash Pay Second Lien Obligations, then the Cash Pay Second Lien Obligations shall be secured at such time by a second priority Lien having an equal priority with the Non-Cash Pay Second Lien Obligations on such assets to the same extent provided in the Cash Pay Second Lien Collateral Documents.

6.6           Bankruptcy.

(a)           This Agreement shall be applicable both before and after the filing of any petition by or against any Grantor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession.

(b)           This Cash Pay Second Lien Claimholders agree not to support or encourage any plan of reorganization or liquidation of any Obligor that is inconsistent with the terms, provisions and covenants of this Agreement.  The Cash Pay Second Lien Claimholders agree not to seek to subordinate, recharacterize or challenge the Liens securing the Non-Cash Pay Second Lien Obligations.  Notwithstanding anything to the contrary set forth in this Agreement, the restrictions on Refinancing the Non-Cash Pay Second Lien Obligations shall have no effect in an Insolvency Proceeding.  This Section 6.6(b) is an agreement between the Non-Cash Pay Second Lien Claimholders and the Cash Pay Second Lien Claimholders and not the Obligors.

6.7           Sale of Collateral; Waivers.  The Cash Pay Second Lien Claimholders agree that, until the Discharge of Non-Cash Pay Second Lien Obligations, they will limit objections to a sale or other disposition of any assets securing the Non-Cash Pay Second Lien Obligations under the Non-Cash Pay Second Lien Note Documents (or any portion thereof) free and clear of Liens, claims and other interests under the Bankruptcy Code, including Sections 363, 365 and 1129, if the Non-Cash Pay Second Lien Collateral Agent has consented to such sale or other disposition to those objections that are available in Section 6.8.  Until the Discharge of Non-Cash Pay Second Lien Obligations, at the written request of the Non-Cash Pay Second Lien Collateral Agent, the Cash Pay Second Lien Collateral Agents and the Cash Pay Second Lien Claimholders will object to any such sale.  The Cash Pay Second Lien Collateral Agent agrees not to, until the Discharge of Non-Cash Pay Second Lien Obligations, (i) initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding opposing a motion by the Non-Cash Pay Second Lien Collateral Agent to lift the automatic stay, or (ii) propose or vote (to the extent such vote is required to satisfy Section 1129(a)(10) of the Bankruptcy Code) in favor of any chapter 11 plan that seeks confirmation under Section 1129(b)(2) of the Bankruptcy Code with respect to the Non-Cash Pay Second Lien Obligations.

6.8           Rights as Unsecured Creditors.  Except as otherwise limited herein, in any Insolvency Proceeding the Cash Pay Second Lien Claimholders may exercise rights and remedies as unsecured creditors (whether or not such Cash Pay Second Lien Claimholders in fact hold such a claim) against any Grantor in accordance with the Cash Pay Second Lien Note Documents and applicable law so long as not otherwise inconsistent with the terms of this Agreement; provided that, whether or not any Insolvency Proceeding has commenced or is ongoing, any judgment Lien obtained by a Cash Pay Second Lien Claimholder at any time as a result of such exercise of rights will be included in the Cash Pay Second Lien Collateral and be subject to this Agreement for all purposes (including in relation to the Non-Cash Pay Second Lien Obligations).

6.9           [Reserved.]

6.10           Avoidance Issues.  If any Second Lien Claimholder is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any Recovery, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Second Lien Claimholders shall be reinstated pursuant to Section 8.18.

Section 7.                      Reliance; Waivers; Etc.

                7.1           Reliance.  Other than any reliance on the terms of this Agreement, the Non-Cash Pay Second Lien Claimholders under the Non-Cash Pay Second Lien Note Documents acknowledge that such Non-Cash Pay Second Lien Claimholders have, independently and without reliance on the Cash Pay Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Non-Cash Pay Second Lien Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Non-Cash Pay Second Lien Indenture or this Agreement.  The Cash Pay Second Lien Claimholders acknowledge that they have, independently and without reliance on the Non-Cash Pay Second Lien Collateral Agent or any Non-Cash Pay Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Cash Pay Second Lien Note Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Cash Pay Second Lien Note Documents or this Agreement.

7.2           No Warranties or Liability.  The Non-Cash Pay Second Lien Claimholders acknowledge and agree that neither the Cash Pay Second Lien Collateral Agent nor any of the Cash Pay Second Lien Claimholders have made an express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Cash Pay Second Lien Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Subject to the provisions of this Agreement, the Cash Pay Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Cash Pay Second Lien Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Nothing contained herein affects the right of the Non-Cash Pay Second Lien Claimholders from converting the Non-Cash Pay Second Lien Securities into Capital Stock of FFN upon the consummation of a Qualified Initial Public Offering in accordance with the terms of the Non-Cash Pay Second Lien Indenture.  The Cash Pay Second Lien Claimholders acknowledge and agree that the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Non-Cash Pay Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Non-Cash Pay Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Non-Cash Pay Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Cash Pay Second Lien Claimholders shall have no duty to the Non-Cash Pay Second Lien Collateral Agent or any of the Non-Cash Pay Second Lien Claimholders, and the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders shall have no duty to the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Issuers or any Guarantor (including the Non-Cash Pay Second Lien Note Documents and the Cash Pay Second Lien Note Documents), regardless of any knowledge thereof with which they may have or be charged.

7.3           No Waiver of Lien Priorities.

    (a)           No right of the Non-Cash Pay Second Lien Claimholders, the Non-Cash Pay Second Lien Collateral Agent or any of them acting collectively to enforce any provision of this Agreement or any Non-Cash Pay Second Lien Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or any other Grantor or by any act or failure to act of any Cash Pay Second Lien Claimholder or the Cash Pay Second Lien Collateral Agent in a manner that is inconsistent with the terms, provisions and covenants of this Agreement, any of the Non-Cash Pay Second Lien Note Documents or any of the Cash Pay Second Lien Note Documents, regardless of any knowledge thereof with which the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders, or any of them, may have or be otherwise charged;

    (b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Issuers and the other Grantors under the Non-Cash Pay Second Lien Note Documents and subject to the provisions of Section 6.3(a) of this Agreement), the Non-Cash Pay Second Lien Claimholders, the Non-Cash Pay Second Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the Non-Cash Pay Second Lien Note Documents and/or applicable law, without the consent of the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders, without incurring any liabilities to the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders are affected, impaired or extinguished thereby) do any one or more of the following:

(i)           Subject to Section 6.3(a), change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Non-Cash Pay Second Lien Obligations or any Lien on any Non-Cash Pay Second Lien Collateral or guaranty thereof or any liability of the Issuers or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Non-Cash Pay Second Lien Obligations or issuance by Issuers of any secured Indebtedness permitted under the Non-Cash Pay Second Lien Indenture, without any restriction as to the amount, tenor or terms of any such increase or extension or issuance, all of which shall constitute Non-Cash Pay Second Lien Obligations) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Non-Cash Pay Second Lien Collateral Agent or any of the Non-Cash Pay Second Lien Claimholders, the Non-Cash Pay Second Lien Obligations or any of the Non-Cash Pay Second Lien Note Documents; provided that the Non-Cash Pay Collateral Documents may not be amended to provide that the Lien granted thereunder no longer secure the Cash Pay Second Lien Obligations on a pari passu basis;

(ii)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Non-Cash Pay Second Lien Collateral or any liability of the Issuers or any other Grantor to the Non-Cash Pay Second Lien Claimholders or the Non-Cash Pay Second Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)           settle or compromise any Non-Cash Pay Second Lien Obligation or any other liability of the Issuers or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Non-Cash Pay Second Lien Obligations) in any manner or order (subject, however, to the terms of this Agreement regarding the application of funds); and

(iv)           exercise or delay in or refrain from exercising any Enforcement Action against the Issuers or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Issuers, any other Grantor or any Non-Cash Pay Second Lien Collateral and any security and any guarantor or any liability of the Issuers or any other Grantor to the Non-Cash Pay Second Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

Non-Cash Pay Second Lien Claimholders shall use commercially reasonable efforts to provide reasonable prior notice to the Cash Second Lien Collateral Agent of the occurrence of an event specified in this Section 7.3(b), provided that if prior notice is not practicable, then commercially reasonable efforts will be used to deliver such notice promptly after such action, provided that the failure of the Non-Cash Pay Second Lien Claimholders to deliver such notice promptly to the Cash Pay Second Lien Collateral Agent pursuant to this provision shall not, in and of itself, constitute a basis for objecting to or otherwise challenging the validity and enforceability of such action.

(c)           Except as otherwise expressly provided in this Agreement, the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders also agree that the Non-Cash Pay Second Lien Claimholders and the Non-Cash Pay Second Lien Collateral Agent shall have no liability to the Cash Pay Second Lien Claimholders and the Cash Pay Second Lien Collateral Agent, and the Cash Pay Second Lien Collateral Agent on behalf of themselves and the Cash Pay Second Lien Claimholders hereby waive any claim against any Non-Cash Pay Second Lien Claimholder or the Non-Cash Pay Second Lien Collateral Agent, arising out of any and all actions which the Non-Cash Pay Second Lien Claimholders or the Non-Cash Pay Second Lien Collateral Agent may take or permit or omit to take with respect to:  (i) the Non-Cash Pay Second Lien Note Documents, (ii) the collection of the Non-Cash Pay Second Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Non-Cash Pay Second Lien Collateral.  Except as qualified by Section 7.3(e), the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders agree that the Non-Cash Pay Second Lien Claimholders and the Non-Cash Pay Second Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Non-Cash Pay Second Lien Collateral, the Non-Cash Pay Second Lien Obligations or otherwise.

(d)           The Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(e)           The Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders agree that all actions taken by them in respect of a disposition of Collateral under this Section 7.3, whether consensually or by foreclosure, shall be subject to the commercial reasonableness requirement of Section 3.1(e) of this Agreement.

7.4           Obligations Unconditional.  All rights, interests, agreements and obligations of the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders and the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Non-Cash Pay Second Lien Note Documents or any Cash Pay Second Lien Note Documents;

(b)           except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Non-Cash Pay Second Lien Obligations or Cash Pay Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Non-Cash Pay Second Lien Note Document or any Cash Pay Second Lien Note Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Non-Cash Pay Second Lien Obligations or Cash Pay Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of the Issuers or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Issuers or any other Grantor in respect of the Non-Cash Pay Second Lien Obligations, or of the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders in respect of this Agreement.

Section 8.                      Miscellaneous.

8.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Non-Cash Pay Second Lien Note Documents or the Cash Pay Second Lien Note Documents, the provisions of this Agreement shall govern and control.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Issuers or any other Grantor shall include the Issuers or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Issuers or any other Grantor (as the case may be) in any Insolvency Proceeding.  Subject to Section 8.18, this Agreement shall terminate and be of no further force and effect upon the Discharge of Non-Cash Pay Second Lien Obligations.

8.3           Amendments; Waivers.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless such amendment, modification or waiver shall be in a writing signed by the Non-Cash Pay Second Lien Collateral Agent, the Non-Cash Pay Second Lien Trustee, the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Trustee.  Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Issuers shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4           Information Concerning Financial Condition of the Issuers and their Subsidiaries.  The Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders, on the one hand, and the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuers and their Subsidiaries and all endorsers and/or guarantors of the Non-Cash Pay Second Lien Obligations or the Cash Pay Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Non-Cash Pay Second Lien Obligations or the Cash Pay Second Lien Obligations.  The Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders shall have no duty to advise the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the Non-Cash Pay Second Lien Collateral Agent or any of the Non-Cash Pay Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Claimholders, it or they shall be under no obligation (w) to make, and the Non-Cash Pay Second Lien Collateral Agent and the Non-Cash Pay Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.  The Cash Pay Second Lien Collateral Agent on behalf of itself and the Cash Pay Second Lien Claimholders hereby defer enforcement of any rights of subrogation that they may acquire as a result of any payment hereunder until the Discharge of Non-Cash Pay Second Lien Obligations has occurred.  Upon Discharge of Non-Cash Pay Second Lien Obligations, the Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Claimholders shall be entitled to enforce rights of subrogation in respect of the rights of the Non-Cash Pay Second Lien Claimholders under the Non-Cash Pay Second Lien Note Documents to receive payments and distributions of cash, property and securities, and to exercise rights with respect to Collateral, applicable to the Non-Cash Pay Second Lien Obligations to the extent that distributions otherwise payable to the Cash Pay Second Lien Claimholders have been applied to the Discharge of Non-Cash Pay Second Lien Obligations, until all amounts payable under the Cash Pay Second Lien Obligations are paid in full.  For purposes of such subrogation, no payments or distributions to the Non-Cash Pay Second Lien Claimholders of any cash, property or securities that the Cash Pay Second Lien Claimholders would be entitled to receive except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Non-Cash Pay Second Lien Claimholders by the Cash Pay Second Lien Claimholders, shall, as among the Issuers and their creditors (other than the Non-Cash Pay Second Lien Claimholders), be treated as a payment or distribution by the Issuers to or on account of the Non-Cash Pay Second Lien Obligations.  If the Issuers fail to make any payment on the Cash Pay Second Lien Obligations by reason of any provision contained in this Agreement, such failure shall, notwithstanding such provision, constitute a default with respect to the Cash Pay Second Lien Obligations if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Cash Pay Second Lien Obligations.

8.6           Application of Payments.  All payments received by the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders from the Collateral or proceeds thereof shall be applied, as provided for in this Agreement.  Except as set forth in Section 6.3, the Cash Pay Second Lien Claimholders assent to any extension or postponement of the time of payment of the Non-Cash Pay Second Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Non-Cash Pay Second Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NON-CASH PAY SECOND LIEN NOTE DOCUMENT, ANY OTHER CASH PAY SECOND LIEN NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8           Notices.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9           Further Assurances.  The Non-Cash Pay Second Lien Collateral Agent on behalf of itself and the Non-Cash Pay Second Lien Claimholders, the Cash Pay Second Lien Collateral Agent on behalf of themselves and the Cash Pay Second Lien Claimholders, the Issuers and the Guarantors each hereby agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Non-Cash Pay Second Lien Collateral Agent or the Non-Cash Pay Second Lien Claimholders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10           Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement, any other Non-Cash Pay Second Lien Note Document or any other Cash Pay Second Lien Note Document shall affect any right that any Non-Cash Pay Second Lien Claimholder or Cash Pay Second Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement, any other Non-Cash Pay Second Lien Note Document or any other Cash Pay Second Lien Note Document against the Issuers, the Guarantors or any of their respective properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Non-Cash Pay Second Lien Note Document or any Cash Pay Second Lien Note Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.8.  Nothing in this Agreement, any other Non-Cash Pay Second Lien Note Document or any Cash Pay Second Lien Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.11           Binding on Successors and Assigns.  This Agreement shall be binding upon the Non-Cash Pay Second Lien Collateral Agent, the Non-Cash Pay Second Lien Claimholders, the Cash Pay Second Lien Collateral Agent, the Cash Pay Second Lien Claimholders, the Grantors and their respective successors and assigns.

8.12           Specific Performance.  Each of the Non-Cash Pay Second Lien Collateral Agent and the Cash Pay Second Lien Collateral Agent may demand specific performance of this Agreement.  The Non-Cash Pay Second Lien Collateral Agent, for itself and on behalf of the Non-Cash Pay Second Lien Claimholders under the Non-Cash Pay Second Lien Note Documents, and the Cash Pay Second Lien Collateral Agent, for themselves and on behalf of the Cash Pay Second Lien Claimholders under the Cash Pay Second Lien Note Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Non-Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Collateral Agent, as the case may be.

8.13           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.  This Agreement will become effective when executed by all parties shown on the signature pages hereto.

8.15           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  By acceptance of the Non-Cash Pay Second Lien Securities and guaranties thereof, the holders of the Non-Cash Pay Second Lien Obligations have authorized and directed the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent to enter into this Agreement and bind such holders.  By acceptance of the Cash Pay Second Lien Securities and guaranties thereof, the holders of the Cash Pay Second Lien Obligations have authorized and directed the Cash Pay Second Lien Trustee and the Cash Pay Second Lien Collateral Agent to enter into this Agreement and bind such holders.  By acceptance of the Non-Cash Pay Second Lien Securities and guaranties thereof, the holders of the Non-Cash Pay Second Lien Obligations have authorized and directed the Non-Cash Pay Second Lien Trustee and the Non-Cash Pay Second Lien Collateral Agent to enter into this Agreement and bind such holders.

8.16           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Non-Cash Pay Second Lien Claimholders and the Cash Pay Second Lien Claimholders, as applicable to each of them.  No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Non-Cash Pay Second Lien Claimholders on the one hand and the Cash Pay Second Lien Claimholders on the other hand.  None of the Issuers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Issuers nor any other Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Issuers or any other Grantor, which are absolute and unconditional, to pay the Non-Cash Pay Second Lien Obligations and the Cash Pay Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18           Reinstatement of Rights and Obligations upon Recovery of Payment from Non-Cash Pay Second Lien Claimholders.  If the Non-Cash Pay Second Lien Claimholders, the Cash Pay Second Lien Claimholders, the Non-Cash Pay Second Lien Collateral Agent or the Cash Pay Second Lien Agent are required in any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, in respect of the Issuers or the Guarantors, or otherwise to disgorge, turn over or otherwise pay to the estate of any of the Issuers or the Guarantors, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the claims of the Non-Cash Pay Second Lien Claimholders and the Non-Cash Pay Second Lien Collateral Agent shall be reinstated to the extent of such Recovery, together with the claims of the Cash Pay Second Lien Claimholders and deemed to be outstanding as if such amount had not been received and the Non-Cash Pay Second Lien Obligations shall be deemed not to have been Paid in Full.  If this Agreement, together with any Non-Cash Pay Second Lien Note Document or Cash Pay Second Lien Note Document shall have been terminated prior to such Recovery, this Agreement and each such document shall be reinstated in full force and effect and the liens thereunder deemed reinstated with no loss of relative priority, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto or thereto.  The provisions of this Section 8.18 and agreements of the parties hereto set forth herein, together with other provisions so designated, shall survive the termination of this Agreement.

 [Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Lien Intercreditor Agreement as of the date first written above.

CASH PAY SECOND LIEN TRUSTEE, CASH PAY SECOND LIEN COLLATERAL AGENT, NON-CASH PAY TRUSTEE, NON-CASH PAY
SECOND LIEN COLLATERAL AGENT and CONTROL AGENT:

U.S. BANK NATIONAL ASSOCIATION,
solely as Cash Pay Second Lien Trustee, Cash Pay Second Lien Collateral Agent, Non-Cash Pay Second Lien
Trustee, Non-Cash Pay Second Lien Collateral Agent and Control Agent
By:       /s/ Kathy L. Mitchell
Name:  Kathy L. Mitchell
Title:    Vice President

Address for Notices:

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attn:  Kathy L. Mitchell, VP
Telephone:  (860) 241-6832
Telecopier:  (860) 241-6881

With copies to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford CT  06103
Attn:  Leslie L. Davenport
Telephone:  (860) 251-5918
Telecopier:  (860) 251-5212

Bose McKinney & Evans LLP
111 Monument Circle, Suite 2700
Indianapolis, Indiana 46204
Attn:  Roberts E. Inveiss, Esq.
Telephone:  (317) 684-5373
Telecopier:  (317) 223-0373

Signature Page to Intercreditors and Subordination Agreement

ISSUERS:

INTERACTIVE NETWORK, INC.,
a Nevada corporation

By:       /s/ Paul Asher
Name:  Paul Asher
Title:    Secretary

FRIENDFINDER NETWORKS INC.,
a Nevada corporation

By:       /s/ Paul Asher
Name:  Paul Asher
Title:    Secretary

Address for Notices to any Grantor:

FriendFinder Networks Inc.
6800 Broken Sound Parkway NW, Suite 100
Boca Raton, Florida 33487
Attention:                      General Counsel
Telephone:                      (561) 912-7030
Telecopier:                      (561) 912-1747

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:  Bruce Mendelsohn, Esq.
Telephone:  (212) 872-8117
Telecopier:  (212) 872-1002

Signature Page to Intercreditors and Subordination Agreement

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC. GENERAL MEDIA COMMUNICATIONS, INC. GENERAL MEDIA ENTERTAINMENT, INC.
GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.
PENTHOUSE IMAGES ACQUISITIONS, LTD.
WEST COAST FACILITIES INC.
PMGI HOLDINGS INC.
PURE ENTERTAINMENT
    TELECOMMUNICATIONS, INC.
PENTHOUSE DIGITAL MEDIA PRODUCTIONS
    INC.
VIDEO BLISS, INC.
DANNI ASHE, INC.
SNAPSHOT PRODUCTIONS, LLC
GLOBAL ALPHABET, INC.
SHARKFISH, INC.
TRAFFIC CAT, INC.
BIG ISLAND TECHNOLOGY GROUP, INC.
FASTCUPID, INC.
MEDLEY.COM INCORPORATED
PPM TECHNOLOGY GROUP, INC.
FRIENDFINDER CALIFORNIA INC.
VARIOUS, INC.
TAN DOOR MEDIA INC.
STREAMRAY, INC.
CONFIRM ID, INC.
FRNK TECHNOLOGY GROUP
TRANSBLOOM, INC.
STEAMRAY STUDIOS INC.
BIG EGO GAMES INC.

By:  /s/ Paul Asher
Name:  Paul Asher
Title:    Vice President

Signature Page to Intercreditors and Subordination Agreement